UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
CURRENT REPORT
Amendment 1

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  June 18, 2014

Colorado Gold Mines. Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

111 Ahmadi Crescent BedFord, Nova Scotia, Canada	B4A AE5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (902) 802-8847

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Colorado Gold Mines, Inc. a Nevada corporation, is referred to herein as “the Company”, “us” “we” or “our”.

Item 5.03 Amendment to Article of Incorporation
On June 18, 2014, Troy Grant, our sole director and majority shareholder approved certain actions (the “Actions”) that include: (i) an amendment (the “Amendment”) to our Articles of Incorporation changing our name to Buscar Oil, Inc. (the “Name Change”); and (ii) a 1-for- 300 share Reverse Split (the “Reverse Split”) of the our issued and outstanding common stock.

On June 19, 2014, we submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”) notifying it of the Actions. The Actions will become effective (the “Effective Date”) upon approval by FINRA. FINRA’s approval of the Actions is currently pending. We will file a subsequent Current Report on Form 8-K upon receipt of FINRA’s approval of the Actions, which will confirm the Effective Date.

The Record Date
The record date (the “Record Date”) for determining stockholders eligible to vote on the Action is June 17, 2014.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters
The following table lists, as of the date of this report, those persons owning beneficially 5% or more of our common stock, the number and percentage of outstanding shares owned by our sole officer and director. Each owner has sole voting and investment powers over his shares of common stock.

Name and Address	Number of Shares	Percent of Class

Common Stock
Troy Grant (1)	41,000,000	60.7%
President, Director
Chief Executive Officer
111 Ahmadi Crescent
Bedford, Nova Scotia
Canada B4A 4E5

Preferred Stock
Troy Grant (1)	8,000,000	100%
President, Director
Chief Executive Officer
111 Ahmadi Crescent
Bedford, Nova Scotia
Canada B4A 4E5

All officers and directors
as a group (1 person)	8,000,000	100%

(1)
On August 1, 2013, Troy Grant, our sole officer and director acquired 8,000,000 shares of our Series A Preferred Stock.  Each share of Series A Preferred Stock provides forty (40) votes or an aggregate of 320,000,000 votes on all matters submitted to a vote of our common stockholders.

The Name Change
On the Effective Date, our name will change from Colorado Gold Mines, Inc. to Buscar Oil, Inc.  The Board believes that the Name Change better reflects the nature of the our anticipated operations.

The Reverse Split
A Reverse Split results in a proportionate reduction of the number of shares owned by each shareholder in accordance with the ratio, but it has no effect on each shareholder’s percentage ownership of our common stock (except to the extent that any shareholder holds only a fractional share interest and receives one whole common share for such interest after the Reverse Split). Although the number of our issued and outstanding shares of common stock will be reduced by the Reverse Split, the number of shares of common stock we are authorized to issue will be unaffected by the Reverse Split and accordingly will remain the same.

Effect of the Reverse Split
The Reverse Split does not alter the validity or transferability of stock certificates presently outstanding. The holders of our common stock have the same relative rights following the Reverse Split as they had before the Reverse Split. The effect of the Reverse Split will be to provide for additional shares we may issue. If we issue additional shares, the ownership interest of holders of common stock will be diluted.

We are presently authorized to issue 500,000,000 shares of common stock and 20,000,000 shares of preferred stock.  Our preferred stock will not be impacted by the Actions.  We have 67,500,000 shares of common stock outstanding and 432,500,000 common shares available for issuance. After the Reverse Split we will remain authorized to issue 500,000,000 common shares and have 225,000 shares outstanding with the ability to issue 499,775,000 additional common shares.

The table below illustrates our capitalization before and after the Reverse Split.

Capitalization	Prior the Reverse Split	After the Reverse Split
Common stock
Authorized	500,000,000	500,000,000
Issued and Outstanding	67,500,000	225,000
Available for Issuance	432,500,000	499,775,000
Preferred stock
Authorized	20,000,000	20,000,000
Issued and Outstanding	8,000,000	8,000,000
Available for Issuance	12,000,000	12,000,000

Reasons for the Reverse Split
The primary purpose of the Reverse Split is to increase the per share trading price of our common stock.   We believe that an increase in the per share trading value of our common stock will be beneficial to us because it may:

●	improve the perception of our common stock as an investment security;
●	appeal to a broader range of investors to generate greater investor interest in us; and
●
reduce stockholder transaction costs because investors will pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

We believe a decrease in the number of issued and outstanding shares of our common stock is beneficial for us because we have more shares available for future issuance.

You should consider that, although we believe that the Reverse Split should increase the price of our common stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of the Reverse Split and the general economic environment), the market price of our shares of common stock may in fact decline in value after the Reverse Split. You should also keep in mind that the implementation of the Reverse Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our common stock decline after the Reverse Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Quotation of our common stock After the Reverse Split
Our common stock currently trades on the OTC Markets with the symbol “CGLD.” Our common stock will continue to be quoted with the symbol “CGLD” on the OTC Markets at the post-split price on and after the effective date of the Actions.

Effects on Individual Stockholders.
Upon effectiveness of the Reverse Split, the number of shares of our common stock held by each stockholder was reduced by multiplying the number of shares held immediately before the Reverse Split by the appropriate ratio and then rounding down to the nearest whole share. We will either pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder will otherwise be entitled as a result of the Reverse Split, as described in further detail below, or round up to the nearest whole share. The Reverse Split will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interests in fractional shares will be paid in cash. The number of shareholders of record is not affected by the Reverse Split (except to the extent that any shareholder holds less than 300 shares or hold only a fractional share interest which is rounded down to the nearest whole share).

Rights of Shareholders
The rights pertaining to the outstanding shares of our common stock are unchanged after the Reverse Split. Each share of our common stock issued following the Reverse Split will continue to be fully paid and non-assessable.

Odd Lot Shareholders
The Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Fractional Shares
We will not issue fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split because the stockholder owns a number of shares not evenly divisible by the exchange ratio will instead be rounded down to the nearest whole share.

Accounting Consequences
The par value of our common stock in effect at the time of the Reverse Split will not be changed as a result of the Reverse Split and remain $.oooo1.   Also, our capital account will remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the Reverse Split.

U.S. Federal Income Tax Considerations on Us
We will not recognize any gain or loss as a result of the Reverse Split.

U.S. Federal Income Tax Considerations on Our Shareholders
The following is a summary of the material U.S. federal income tax considerations with respect to a Reverse Split to holders of our shares of capital stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Internal Revenue Code and does not address all aspects of U.S. Federal Income Taxation, which may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax considerations discussed below. There can be no assurance that the tax considerations discussed below will be accepted by the IRS or a court. The tax treatment of the Reverse Split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax considerations applicable to them that could result from Reverse Split.

The receipt of common stock in the Reverse Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the common stock received by a holder as a result of the Reverse Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing common stock exchanged for such stock. A holder’s holding period for the common stock received in the Reverse Split will include the holding period of the common stock exchanged therefor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24 , 2014	COLORADO GOLD MINES, INC.

	By:	/s/ Troy Grant
Troy Grant
Chief Executive Officer